U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2015

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 7, 2015, we entered into separate agreements (the “Share Issuance Agreements”) with two of our executive officers and one consultant, under which Share Issuance Agreements each counterparty agreed to discharge us from a portion of amounts owed to them in respect of consulting fees due from our subsidiary, SurePure Operations AG (“SPOAG”), and also, in the case of one executive, a loan obligation and consulting fees due from our subsidiary, SurePure Marketing South Africa Pty. Ltd. (“SPMSA”), in each case in exchange for the issuance of shares of our Common Stock, par value $0.001 per share (“Common Stock”). In each case, shares of our Common Stock were valued at $0.15 per share for purposes of determining the number of shares to be issued under the three agreements. We issued an aggregate of 7,620,000 shares of Common Stock in these transactions to obtain the discharge of $1,148,000 of liabilities from our consolidated balance sheet.

Specifically, Guy Kebble, a member of our board of directors and our chief Executive Officer, discharged us from $30,000 of the amount of $30,056 owed to him by SPOAG in respect of fees accrued and unpaid as of June 30, 2015, and $292,500 due in respect of an aggregate of $301,500 of loans made to and fees owed by SPMSA, all in exchange for 2,150,000 shares of Common Stock; Stephen Robinson, a member of our board of directors and our Chief Financial Officer, discharged us from approximately $680,000 of approximately $1,030,000 owed in respect of fees for services accrued and unpaid as of June 30, 2015 in exchange for 4,500,000 shares; and Christophe Jovenieaux, a consultant to SPOAG, discharged us from $145,500 of $236,498 owed in respect of fees accrued and unpaid as of June 30, 2015, in exchange for 970,000 shares.

Under the Share Issuance Agreements, each of the individuals released us from any obligations owed to them except the balance of fees owed to them, which totaled approximately $410,000 as of June 30, 2015. Since we do not have sufficient working capital to pay the fees to these three individuals in cash on a current basis, we and the individuals may agree in the future to discharges of fees accruing in the future in exchange for shares of Common Stock.

We sold and issued the shares of Common Stock to the three individuals without registration under the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended (“Regulation S”). In the Share Issuance Agreements, each of the individuals acknowledged that the shares were restricted securities and may not be resold in any transaction which involves any US person (as defined in Regulation S) or by any means of commerce connected to the United States. Under the Share Issuance Agreements, we provided each of the three individuals with certain rights to register for resale the shares issued to them under the Share Issuance Agreements during the period ending August 7, 2017 as part of certain registrations of other shares of Common Stock that we initiate.

Copies of the Share Issuance Agreements are attached as Exhibits 10.41, 10.42 and 10.43 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.41	Agreement, dated August 7, 2015, by and among SurePure, Inc., SurePure Operations AG and SurePure Marketing South Africa Pty. Ltd., and Guy Kebble

10.42	Agreement, dated August 7, 2015, by and among SurePure, Inc., SurePure Operations AG and Stephen Robinson

10.43	Agreement, dated August 7, 2015, by and among SurePure, Inc., SurePure Operations AG and Christophe Jovenieaux

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC.
(Registrant)

Date: August 11, 2015	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.41	Agreement, dated August 7, 2015, by and among SurePure, Inc., SurePure Operations AG and SurePure Marketing South Africa Pty. Ltd., and Guy Kebble

10.42	Agreement, dated August 7, 2015, by and among SurePure, Inc., SurePure Operations AG and Stephen Robinson

10.43	Agreement, dated August 7, 2015, by and among SurePure, Inc., SurePure Operations AG and Christophe Jovenieaux